Exhibit 10.39

EXECUTION COPY

Intellectual Property Transfer and License Agreement

between

NXP B.V.

and

DSP GROUP, LTD.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

Contents

	Clause	Page

1	Interpretation	4

2	Assignment of Business Patents and Business Inventions	7

3	License under [*]	10

4	License under [*] Technology	10

5	Know-How	10

6	Software	13

7	Manufacturing Process Technology	15

8	Trademarks and Domain Names	15

9	Improvements	17

10	Confidential information	17

11	Perpetual clause	17

12	Non-compete	18

13	Representations and warranties	18

14	Disclaimer	19

15	SBSA	20

16	Termination	20

17	Assignment and change of control	20

18	Miscellaneous	20

Schedules

Schedule 1	Business Patents

Schedule 2	Product Catalogue

Schedule 3	Trademarks and Domain Names

Schedule 4	Deed of Transfer Business Patents

Schedule 5	Deed of Transfer Trademarks and Domain Names

Schedule 6	[*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

THE UNDERSIGNED:

(1)	NXP B.V., a limited liability company incorporated in the Netherlands, with corporate seat in Eindhoven, the Netherlands, and address at High Tech Campus 60, Eindhoven, the Netherlands (“NXP”),

and

(2)	DSP GROUP LTD., a private company with limited liability incorporated under the laws of Israel, with corporate seat in Herzeliya, Israel, and having its address at 5 Shenkar Street, Herzeliya, 46120, Israel, entering into this Agreement on behalf of itself and its wholly-owned Affiliates (collectively, “DSPG”)

NXP and DSPG shall also be referred to as “Parties” or a “Party”, as the case may be,

WHEREAS:

(A)	NXP has decided to dispose of its Cordless and IP Terminals business and in relation thereto initiated a controlled limited auction.

(B)	Prior to the Closing Date, NXP will procure the separation of certain assets and liabilities attributable to the Operations from NXP Semiconductors Switzerland AG, in which these assets and liabilities are currently held, to a newly formed company, by way of de-merger (the “Company” and together with the Businesses referred to as the “Group”).

(C)	NXP wishes to sell to DSPG and DSP Group, Inc. (the “DSPG Parent”) wishes to cause DSPG to purchase from NXP, the Group on the terms and conditions set forth in the Share and Business Sale Agreement (the “SBSA”).

(D)	By this Intellectual Property Transfer and License Agreement NXP and DSPG wish to set out the terms and conditions applicable to the assignment and licensing to DSPG of intellectual property relevant to the aforementioned sale of shares and business, in order to achieve that DSPG shall acquire, by way of assignment or license, the benefit of all rights used in the Operations at the Closing Date, to the extent NXP is able to grant such rights, and with the exception of all rights related to the manufacturing process.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

IT IS HEREBY AGREED AS FOLLOWS:

1	INTERPRETATION

1.1	Definitions

When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

“Agreement” means this Intellectual Property Transfer and License Agreement (including all Schedules attached hereto), as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

“Assigned IP” means the Business Patents, Business Inventions, Business Know-How, Business Software, Domain Names and Trademarks.

“Application Field” means any and all (current and future) residential, small office/home office (SOHO) and other short-range multimedia wireless applications, including, for the avoidance of doubt, Cordless and VoIP Telephony Applications and including high-power blue tooth applications and corded telephony, but excluding cellular applications.

“Business Patents” means the Patents that are listed in Schedule 1 to this Agreement, together with any continuations, continuations-in-part, reissues, divisionals and renewals of any such Patents, and any foreign counterparts of any of the foregoing.

“Business Invention” means any invention (together with the right to file for patent protection therefor) that either i) originated within the Operations before the Closing Date and exists at Closing Date, or ii) did not originate in the Operations but were exclusively used and intended for exclusive use by the Operations at Closing Date, excluding business inventions with respect to manufacturing process technology.

“Business Know-How” means any Know-How owned by NXP and/or any of its Affiliates, which either i) originated within the Operations before the Closing Date and exists at Closing Date, or ii) did not originate in the Operations but were exclusively used and intended for exclusive use by the Operations at Closing Date.

“Business Software” means the Software owned by NXP and/or any of its Affiliates, which either i) originated within the Operations before the Closing Date and exists at Closing Date, or ii) did not originate in the Operations but were exclusively used and intended for exclusive use by the Operations at Closing Date, excluding business software with respect to manufacturing process technology.

“[*]” means any and all Patents (other than Business Patents) (a) that are owned and/or controlled by NXP or any of its Affiliates and (b) that cover any Products (including corded telephony applications) or are otherwise used in the Operations for Cordless and VoIP Telephony Applications at the Closing Date, and (c) for which NXP or any of its Affiliates has the right to grant licenses thereof, free of royalty payments to Persons (unless DSPG

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or any of its Affiliates, at DSPG’s option, undertakes to pay directly or to reimburse NXP for such royalty payments accrued based on the activities of DSPG and its Affiliates, in which case such Patents shall be included within the [*]) other than royalty payments to NXP or any of its Affiliates or payments to persons for inventions made by such persons while employees or contractors of NXP or any of its Affiliates.

“Continued Operations” means the Operations after the Closing Date.

“Cordless” includes, without limitation, the standards DECT, DECT 6.0, WDCT 2.4, 5.8, Analog 900, 2.4, 5.8 and their logical successors.

“Cordless and VoIP Telephony Applications” means Cordless telephony and VoIP telephony (whether corded or cordless) applications.

“Domain Names” means the Internet domain names that have been exclusively used by the Operations up to the Closing Date (if any), including the registrations of such domain names and any rights under contract (including agreements with domain name registrars) for registrations of such domain names.

“DSPG Switzerland” means DSP Group Switzerland AG, an Affiliate of DSPG having an address at Binzstasse. 38, CH-8045, Zürich, Switzerland.

“Effective Date” means the Closing Date.

“IP Library Services and R&D Agreement” means that certain IP Library Services and R&D Agreement to be entered into by and between NXP and DSPG, which addresses the availability of and services with respect to NXP generic integrated circuit design IP and software and R&D services.

“Know-How” means all items of technology other than manufacturing process technology, including:

(i)	IP cores, blocks, libraries and circuit designs;

(ii)	algorithms (whether implemented in hardware or software);

(iii)	development tools, design flows, and methodologies, and other development environment materials and information and;

all other technical and commercial materials information, data and documents of whatever nature, including without limitation, drawings, methods, techniques, designs, specifications, photographs, samples, models, processes, procedures, reports, correspondence, and other materials.

“Licensed IP” means the [*], [*] Technology, NXP Know-How, and NXP Software.

“NXP Know-How” means any Know-How other than Business Know-How owned by NXP and/or its Affiliates which is at Closing Date used (or intended to be used) for any Products (including corded telephony applications) or is otherwise used by the Operations for Cordless and VoIP Telephony Applications at the Closing Date, and any bug fixes and error corrections to such Know-How and any other Know-How as may be provided by NXP

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

under the IP Library Services and R&D Agreement. For avoidance of doubt, NXP Know-How includes a) Know-How that meets the definition set forth in the foregoing sentence and that relates to [*] process, to the extent used or intended to be used by the Operations at Closing Date in the development of its [*] for Cordless and VoIP Telephony Applications and b) the NXP Standard Design Environment as defined in the IP Library Services and R&D Agreement, including the software design tools thereof.

“NXP Software” means the software, other than Business Software, owned or controlled by NXP and/or any of its Affiliates which is at Closing Date used (or intended to be used) for any Products (including corded telephony applications) or is otherwise used by the Operations for Cordless and VoIP Telephony Applications at the Closing Date, and all bug fixes and error corrections to such software.

“Operations” means the Seller’s Cordless and IP Terminals business as conducted by the Company and the Businesses at Closing, except for the Seller’s activities in relation to [*].

“Patents” means the patents, petty patents, utility models and applications (including provisional applications) for any of the foregoing, including any divisionals, continuations, continuations-in-part, re-examinations, renewals and re-issues, in any country in the world.

“Product(s)” means (i) the proprietary products of the Operations as listed in the product catalogue attached to this Agreement as Schedule 2 and (ii) (insofar as not already listed in Schedule 2) those future products of the Operations for which (a) a material development activity had actually started in the Operations and (b) either product specifications are defined or the “[*]” (see Schedule 6) had been passed on the Closing Date. Schedule 2 lists all products (as referred to above) of the Operations as of the Closing Date. If, however, any product (as referred to above) should have been overlooked, it shall at DSPG’s request and in consultation between the Parties be added to Schedule 2.

“[*] Technology” means NXP’s proprietary DSP core and related technology (including tools, models and documentation), up to and including [*], including existing and future updates and bug fixes, to the extent these become available from time to time.

“SBSA” means the Share and Business Sale Agreement entered into by and between NXP, DSPG and the DSPG Parent in respect of the sale and purchase of shares and business of the Operations.

“Third Party Software” means any software owned by a Person other than NXP and its Affiliates and licensed to NXP and / or its Affiliates and used by the Operations on the Closing Date.

“Trademarks” means the trademarks and service marks that have been exclusively used within the Operations up to the Closing Date (if any), including any registrations of and applications to register such trademarks and service marks.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

1.2	Certain References

1.2.1	Any capitalized term used in this Agreement but not defined herein (including “Affiliate”, “Closing Date”, “Person” and “Operations”) shall have the same meaning as ascribed thereto in the SBSA.

1.2.2	Any reference in this Agreement to a liability or obligation of NXP shall be deemed to incorporate a reference to an obligation on the part of NXP to procure that the relevant liability is discharged or obligation is performed by any of the relevant Affiliates or members of NXP group, subject to the terms set out in this Agreement; and any reference in this Agreement to a liability or obligation of DSPG shall be deemed to incorporate a reference to an obligation on the part of DSPG to procure that the relevant liability is discharged or obligation is performed by any of the relevant members of DSPG group, subject to the terms set out in this Agreement.

1.2.3	Whenever used in this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.3	Drafting Party

No provision of this Agreement shall be interpreted against a Party solely as a result of the fact that such Party was responsible for the drafting of such provision, it being acknowledged that the Parties and representatives of the Parties have participated in the drafting and negotiating of this Agreement.

1.4	Headings and References to Clauses, Schedules, Parts and Paragraphs

The clause and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

1.5	Effective Time

The rights and obligations of the parties under this Agreement will not become effective until the Closing Date.

2	ASSIGNMENT OF BUSINESS PATENTS AND BUSINESS INVENTIONS

2.1	Assignment and License Back

2.1.1	Subject to the provisions of this clause 2, NXP, on behalf of itself and its Affiliates, hereby irrevocably assigns, sells, conveys and transfers to DSPG Switzerland, effective as of the Effective Date, all right, title and interest throughout the world in and to:

(i)	the Business Patents and,

(ii)	the Business Inventions,

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including all benefits, privileges, causes of action and remedies relating thereto, including the exclusive rights to:

(a)	apply for and maintain all registrations, applications, renewals and/or extensions therefor,

(b)	bring actions (in law, in equity or otherwise) for all infringements or misappropriations thereof, except as set forth in clause 2.7,

(c)	settle and retain proceeds from any such actions, and

(d)	grant assignments, licenses or other interests therein to any Person.

2.1.2	The foregoing assignment is subject to any and all prior commitments (such as licenses and covenants not to assert) in regard to the Business Patents and Business Inventions that NXP and/or any of its Affiliates granted or made prior to the Closing Date.

2.1.3	DSPG Switzerland accepts, as of the Effective Date, the assignment of the Business Patents and Business Inventions and hereby grants, effective as of the Effective Date, NXP and its Affiliates, with effect from the transfer of the Business Patents and Business Inventions to DSPG Switzerland, a [*] license, [*], under the Business Patents and Business Inventions, to make, have made, use, sell, offer to sell, import, promote and commercialize in any other way any products and services, which license is as of the Effective Date accepted by NXP and its Affiliates.

2.2	Effectuation

NXP shall (and shall cause its Affiliates to) execute and deliver all files (including, without limitation, all prosecution files), assignments and titles, evidence and authorisations as may be required to effectuate or to formalise the assignment, sale, conveyance and transfer of the Business Patents and Business Inventions, and to cause the assignment, sale, conveyance and transfer of the Business Patents and Business Inventions to be recorded and registered at the relevant patent registers and offices in the name of DSPG or its designated Affiliate. For the purpose of the recording and registration of the assignment, sale, conveyance and transfer of the legal title to the Business Patents and Business Inventions as per clause 2.1.1 hereof, NXP (on behalf of itself and its Affiliates) and DSPG Switzerland shall sign the deed of transfer attached as Schedule 4. NXP hereby grants DSPG and its Affiliates (designated by DSPG), effective as of the Effective Date, a power of attorney to perform any (legal) acts and to execute any documents in its or its Affiliates name as may be necessary in this respect, it being understood that this Agreement may not be submitted to the relevant patent registers. In addition, at DSPG’s request, NXP will (and will cause its Affiliates to) promptly execute and deliver such written instruments and otherwise do whatever is necessary or useful to fully effectuate, evidence, record, register or perfect the assignment, sale, conveyance and transfer of the Business Patents and Business Inventions.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

2.3	Warranty

NXP represents and warrants as of the Effective Date that Schedule 1 to this Agreement includes a list of all Patents owned by NXP or any of its Affiliates that either i) originated within the Operations before the Closing Date and exist at Closing Date, or ii) did not originate in the Operations but were exclusively used and intended for exclusive use by the Operations at Closing Date. If NXP or any of its Affiliates is informed of or otherwise discovers the existence of any Patent omitted from Schedule 1, the existence of which constitutes a breach of the foregoing warranty, such Patent shall thereafter, as DSPG’s sole remedy for breach of this warranty, be deemed a “Business Patent” (including for the purposes of clauses 2.1.3 and 2.2) and NXP, on behalf of itself and its Affiliates, shall promptly assign, sell, convey and transfer to DSPG Switzerland, and its successors and assigns, all right, title and interest in and to such Patent without any additional consideration.

2.4	Costs of Assignment

[*] costs related to the assignment and transfer of the Business Patents and Business Inventions from NXP to DSPG Switzerland pursuant to clause 2.1 including registration thereof.

2.5	Other Costs

DSPG shall bear all costs of prosecution and maintenance of the Business Patents and Business Inventions arising as from the Closing Date, including any remuneration payable to inventors after Closing Date in accordance with applicable national laws with respect to any of the Business Patents and Business Inventions.

2.6	No Enforcement

DSPG as of the Effective Date undertakes that it and its successors and assignees shall not enforce or authorise any Person to enforce any of the Business Patents and Business Inventions assigned to it under clause 2.1 against NXP, any of its Affiliates or any of its/their customers or subcontractors, with respect to any activities of such parties that are permitted under the license granted in clause 2.1.

2.7	No Pre-Closing Rights

It is confirmed that DSPG Switzerland does not acquire any enforcement rights accruing from ownership of the Business Patents and Business Inventions prior to the Closing Date. Accordingly, DSPG Switzerland shall not have the right to (i) collect royalties with respect to the period up to the Closing Date or to (ii) sue and to collect damages in respect of any act of infringement of the Business Patents and Business Inventions committed prior to the Closing Date. NXP and its Affiliates shall not be obliged to take any action in relation to any Person for any act of infringement prior to the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

3	LICENSE UNDER [*]

3.1	License to DSPG

3.1.1	NXP, on behalf of itself and its Affiliates, hereby grants (and agrees to grant) to DSPG and its Affiliates effective as of the Effective Date, and DSPG as of the Effective Date accepts, a [*] license, under the [*], to make and have made (directly and through its contractors), use (and have used by contractors and suppliers solely in order to provide products and services to DSPG and its Affiliates with respect to products and services of DSPG and Affiliates within the Application Field), sell, offer to sell, import, promote and commercialize in any other way (directly and through distributors) any products and services within the scope of the Application Field, subject to [*].

3.1.2	The license granted in clause 3.1.1 above is [*], solely for use of such products by such distributors and end-customers.

4	LICENSE UNDER [*] TECHNOLOGY

4.1	License to DSPG

4.1.1	NXP, on behalf of itself and its Affiliates, hereby grants (and agrees to grant) to DSPG and its Affiliates, effective as of the Effective Date, a [*] license, under the [*] Technology used in any Product on the Closing Date or planned to be used in any Product as of the Closing Date, to make and have made (directly and through its contractors), use (and have used by contractors solely in order to provide products and services to DSPG and its Affiliates with respect to products and services of DSPG and Affiliates within the Application Field), sell, offer to sell, import, promote and commercialize in any other way (directly and through distributors) any products and services within the scope of the Application Field. NXP will provide DSPG with the [*] Technology in such a form and at such moment as reasonably agreed between the parties.

4.1.2	The license granted in clause 4.1.1 above [*], solely for use of such products by such distributors and end-customers.

4.1.3	NXP may, at its sole discretion, grant DSPG at its request a licence under new versions of [*] Technology for the purpose of the Operations as conducted on Closing Date on NXP’s commercial terms and conditions.

5	KNOW-HOW

5.1	Assignment Business Know-How and License Back

5.1.1	NXP, on behalf of itself and its Affiliates, hereby irrevocably assigns, sells, conveys and transfers to DSPG Switzerland, effective as of the Effective Date, all right, title

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

and interest in and to the Business Know-How, including all benefits, privileges, causes of action and remedies relating thereto, including the exclusive rights to:

(a)	apply for and maintain all registrations, applications, renewals and/or extensions therefor,

(b)	bring actions (in law, in equity or otherwise) for all infringements or misappropriations thereof,

(c)	settle and retain proceeds from any such actions, and,

(d)	grant assignments, licenses or other interests therein to any Person.

5.1.2	The foregoing assignment is [*].

5.1.3	DSPG Switzerland as of the Effective Date accepts the assignment of the Business Know How and hereby grants to NXP and its Affiliates, effective as of the Effective Date, a [*] license, under the Business Know-How, with the right to grant sublicenses, to make, have made, use, sell, offer to sell, import, promote and commercialize in any other way any products and services, to the extent such Business Know-How is available within NXP outside the Operations at the Closing Date, which license is as of the Effective Date accepted by NXP and its Affiliates.

5.1.4	For the avoidance of doubt, DSPG and its Affiliates shall not have any obligation to transfer any Business Know-How to NXP or any of its Affiliates after the Closing Date.

5.2	Effectuation

At DSPG’s request, NXP will (and will cause its Affiliates to) promptly execute and deliver such written instruments and otherwise do whatever is necessary or useful to fully effectuate, evidence, record, register or perfect the assignment, sale, conveyance and transfer of the Business Know-How. At DSPG’s request, NXP will deliver to DSPG all tangible and electronic embodiments of the Business Know-How.

5.3	License NXP Know-How

5.3.1	NXP, on behalf of itself and its Affiliates, hereby grants (and agrees to grant) to DSPG and its Affiliates, effective as of the Effective Date, a [*] license [*], under NXP Know-How, to the extent that such Know-How is available within the Operations at the Closing Date, to make and have made (directly and through its contractors), use (and have used by contractors solely in order to provide products and services to DSPG and its Affiliates with respect to products and services of DSPG and Affiliates within the Application Field), sell, offer to sell, import, promote and commercialize in any other way (directly or through distributors) any products and services within the scope of the Application Field, [*].

5.3.2	The license granted in clause 5.3.1 above is [*], solely for use of such products by such distributors and end-customers.

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5.4	[*] process technology

5.4.1	“[*] Know-How” means any Know-How which (a) relates to [*] manufacturing process technology developed within the framework of the [*] between NXP and certain other parties and which (b) is at Closing Date used (or intended to be used) for any Products (including corded telephony applications) or is otherwise used by the Operations for Cordless and VoIP Telephony Applications at the Closing Date, and any bug fixes, error corrections and other updates to such Know-How as may be provided by NXP under the IP Library Services and R&D Agreement. For the avoidance of doubt, the [*] Know-How includes documentation, standard cell libraries, models and other elements of the standard NXP design environment for such [*] manufacturing process technology, but does not include manufacturing process technology. “Jointly Owned [*] Know-How” means any [*] Know-How that is jointly owned by NXP together with one or more other participants in the [*] (“Other [*] Participants”). “Third Party [*] Know-How” means any [*] Know-How that is owned, whether solely or jointly, by one or more Other [*] Participants and is not owned, either solely or jointly, by NXP. For avoidance of doubt, Third Party [*] Know-How does not include any NXP Know-How.

5.4.2	Without limiting the generality of clause 5.3, the licenses granted to DSPG and its Affiliates in clauses 5.3.1 and 5.3.2 apply to Jointly Owned [*] Know-How.

5.4.3	NXP hereby grants (and agrees to grant) to DSPG and its Affiliates [*] license, [*], under the trade secrets, know-how and copyrights of the Other [*] Participants in the Third Party [*] Know-How, to (a) use the Third Party [*] Know-How or portions thereof for any semiconductor application within the Application Field; (b) reproduce and prepare derivative works and distribute documentation included in the Third Party [*] Know-How, and software libraries and models that are used in association with the Third Party [*] Know-How within the Application Field; and (c) make improvements to the Third Party [*] Know-How for any products and services within the Application Field. With respect to the rights under (a) and (c), NXP shall at the request of DSPG also provide a personal, non-transferable, limited license to DSPG contractors and suppliers solely in order to provide products and services to DSPG and its Affiliates with respect to products and services of DSPG and Affiliates within the Application Field. For the avoidance of doubt, the scope of this licence does not exceed the scope of the licence in the Jointly Owned [*] Know How.

5.4.4	For avoidance of doubt, clause 13 and 14 apply equally to Jointly Owned [*] Know How and Third Party [*] Know-How. Without prejudice to clause 13 and 14, NXP represents and warrants that it has the right to grant to DSPG and its Affiliates the rights and licenses set forth in clauses 5.4.2 and 5.4.3, without the need to obtain any consents, approvals, waivers or other authorizations from any Other [*] Participants not already obtained.

5.4.5	NXP will provide to TSMC written notice informing TSMC that the rights and licenses set forth in clauses 5.4.2 and 5.4.3 have been granted to DSPG and its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

5.4.6	NXP represents and warrants that, to the best of its knowledge, with respect to the Jointly Owned [*] Know-How as it is defined in clause 5.4.1, the right and license set forth in clause 5.4.2 represent the broadest scope of rights that NXP has the right to grant to DSPG in and to such Jointly Owned [*] Know-How under its agreements with Other [*] Participants, with the exception of the limitation of such right and license to the scope of the NXP Know-How licence. NXP represents and warrants that, to the best of its knowledge, with respect to the Third Party [*] Know-How as it is defined in clause 5.4.1, the right and license set forth in clause 5.4.3 represent the broadest scope of rights that NXP has the right to grant to DSPG in and to such Third Party [*] Know-How under its agreements with Other [*] Participants, with the exception of the limitation of the Application Field limitations and the scope of the NXP Know-How licence set forth in such right and license.

5.5	IP Library Services and R&D Agreement

Any (a) services with respect to NXP Know-How and NXP Software and (b) R&D services, provided by NXP to DSPG and/or its Affiliates shall be governed by the IP Library Services and R&D Agreement and NXP shall not have any obligation in this regard (including to transfer any NXP Know-How not already available to the Operations on the Closing Date) to DSPG and/or its Affiliates outside of such IP Library Services and R&D Agreement after the Closing Date.

6	SOFTWARE

6.1	Assignment Business Software and License Back

6.1.1	NXP, on behalf of itself and its Affiliates, hereby irrevocably assigns, sells, conveys and transfers to DSPG Switzerland, effective as of the Effective Date, all right, title and interest in and to all Business Software (including the copyrights therein), including all benefits, privileges, causes of action and remedies relating thereto, including the exclusive rights to:

(a)	apply for and maintain all registrations, applications, renewals and/or extensions therefor,

(b)	bring actions (in law, in equity or otherwise) for all infringements or misappropriations thereof,

(c)	settle and retain proceeds from any such actions, and,

(d)	grant assignments, licenses or other interests therein to any person or entity.

6.1.2	The foregoing assignment is [*].

6.1.3

DSPG Switzerland as of the Effective Date accept the assignment of the Business Software and hereby grants to NXP and its Affiliates, effective as of the Effective Date, a [*] license to use (in the broadest sense) such Business Software within the business operations of NXP and its Affiliates, including, without limitation, the [*], make, have made, sell or commercialize in any other way products and services

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based thereon, and the right to [*] to market products and to the extent such Business Software is available within NXP outside the Operations at the Closing Date, which license is as of the Effective Date accepted by NXP and its Affiliates.

6.2	Effectuation

Without limitation of the rights assigned to DSPG Switzerland in clause 6.1.1, NXP hereby authorises DSPG and its Affiliates, effective as of the Effective Date, to apply, at its own cost, for registration of the copyrights in the assigned Business Software, under their own name, in the copyright offices of the relevant countries and authorises DSPG to request the commissioner of copyrights or corresponding officials in any jurisdiction to issue any and all copyrights covering the Business Software to DSPG Switzerland. In addition, at DSPG’s request, NXP will (and will cause its Affiliates to) promptly execute and deliver such written instruments and otherwise do whatever is necessary or useful to fully effectuate, evidence, record, register or perfect the assignment, sale, conveyance and transfer of the Business Software.

6.3	Copyright Notice

Without limitation of the rights assigned to DSPG Switzerland in clause 6.1, DSPG may as from the Closing Date, mark all Business Software assigned to DSPG Switzerland pursuant to with clause 6.1 and marked with NXP’s copyright notice with DSPG’s own copyright notice instead of NXP’s copyright notice.

6.4	License NXP Software

NXP, on behalf of itself and its Affiliates, hereby grants (and agrees to grant) to DSPG and its Affiliates, effective as of the Effective Date, a [*] license to use (in the broadest sense) the NXP Software in or for any products and services within the scope of the Application Field, [*] to (a) contractors and suppliers solely in connection with products and services provided by such third parties to DSPG and its Affiliates, and (b) distributors and end-customers with respect to NXP Software embedded in or provided with products within the Application Field solely for the use or distribution of such products by such distributors and end-customers. The foregoing license includes [*] any products and services based thereon.

6.5	Prior Commitments

The license granted under clause 6.4 above [*].

6.6	Third Party Software

NXP shall assign to DSPG all agreements relating to Third Party Software entered into by NXP prior to the Closing Date to the extent that such agreements are used exclusively in the Operations and to the extent assignable. In the event that any of such agreements is not assignable, NXP shall use its reasonable endeavours to procure the right of continued use of the Third Party Software at [*].

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

6.7	Maintenance and Support

NXP and DSPG shall negotiate in good faith mutually agreeable terms and conditions for the maintenance and support of software licensed hereunder by NXP to DSPG.

7	MANUFACTURING PROCESS TECHNOLOGY

For the avoidance of doubt, the assignments and licenses granted in clause 2 up to this clause 7 do not cover any manufacturing process technology. NXP shall at the reasonable request of DSPG grant, at no charge (other than reasonable compensation for time and materials) and otherwise on reasonable commercial conditions, a license of such manufacturing process technology other than the [*] Know-How to foundries, to the extent necessary solely in order to enable the manufacture of products for DSPG and its Affiliates within the Application Field by such foundries. NXP represents and warrants that [*].

8	TRADEMARKS AND DOMAIN NAMES

8.1	Assignment

NXP, on behalf of itself and its Affiliates, hereby irrevocably assigns, sells, conveys and transfers to DSPG Switzerland, effective as of the Effective Date, all right, title and interest throughout the world in and to the Trademarks and Domain Names, including all benefits, privileges, causes of action and remedies relating thereto, including the exclusive rights to (a) apply for and maintain all registrations, applications, renewals and/or extensions therefor, (b) bring actions (in law, in equity or otherwise) for all infringements or misappropriations thereof, (c) settle and retain proceeds from any such actions, and (d) grant assignments, licenses or other interests therein to any Person, and clause 2.7 shall apply equally with respect to the Trademarks and Domain Names. The foregoing includes (and NXP, on behalf of itself and its Affiliates, hereby irrevocably assign, sell, convey and transfer to DSPG Switzerland, and its successors and assigns, effective as of the Effective Date) the goodwill and reputation of the business associated with the Trademarks and Domain Names.

8.2	Effectuation

NXP shall execute and deliver all files (including, without limitation, all prosecution files), assignments, and titles, evidence and authorisations as may be required to effectuate or to formalise the assignment, sale, conveyance and transfer of the Trademarks and Domain Names, and to cause the assignment, sale, conveyance and transfer of the Trademarks and Domain Names to be recorded at the relevant registers, offices and registrars in the name of DSPG or its designated Affiliate. For the purpose of the recording and registration of the assignment, sale, conveyance and transfer of the legal title to the Trademarks and Domain Names as per clause 8.1 hereof, NXP (on behalf of itself and its Affiliates) and DSPG Switzerland shall sign the deed of transfer attached as Schedule 5

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

immediately after the signing of this Agreement. NXP as of the Effective Date grants DSPG and its Affiliates (designated by DSPG) a power of attorney to perform any (legal) acts and to execute any documents in its or its Affiliates name as may be necessary in this respect, it being understood that this Agreement may not be submitted to the relevant registers. In addition, at DSPG’s request, NXP will (and will cause its Affiliates to) promptly execute and deliver such written instruments and otherwise do whatever is necessary or useful to fully effectuate, evidence, record, register or perfect the assignment, sale, conveyance and transfer of the Trademarks and Domain Names.

8.3	Costs

DSPG shall bear all costs of prosecution and maintenance of the Trademarks and Domain Names arising as from the Closing Date.

8.4	Warranty

NXP represents and warrants as of the Effective Date that Schedule 3 to this Agreement constitutes a list of all trademarks and domain names, respectively, that are used exclusively by NXP and its Affiliates for the Operations. If NXP or any of its Affiliates is informed of or otherwise discovers the existence of any trademark or domain name omitted from Schedule 3, the existence of which constitutes a breach of the foregoing warranty, such trademark or domain name shall, as a sole remedy for breach of this warranty, thereafter be deemed a “Trademark” or “Domain Name,” as applicable (including for the purposes of clause 8.2), and NXP, on behalf of itself and its relevant Affiliates, shall promptly assign, sell, convey and transfer to DSPG Switzerland, and its successors and assigns, all right, title and interest in and to such trademark or domain name.

8.5	Cease of Use NXP

NXP shall (and shall cause its Affiliates to) cease use of all Trademarks and Domain Names (if any) as of the Closing Date or the date on which such Trademarks or Domain Names are found to exist.

8.6	Cease of Use DSPG

After the Closing Date, DSPG shall not use (or have used) in relation to the Operations: (i) the letters NX as (part of) a trade name, corporate name or trademark, (ii) the trademark NXP, (iii) the trademark Philips, or (iv) any derivate or combination mark containing the elements PHILI or PHIL. Notwithstanding the preceding sentence, DSPG shall be allowed to use for a period not exceeding six months after the Closing Date, all printed matter other than stationary (letterheads, fax forms, business cards and envelopes) used by NXP or its Affiliates until the Closing Date in relation to the Operations, bearing the trademark NXP. Notwithstanding the foregoing, DSPG and its Affiliates may continue to use any part numbers for Products containing the letters NX that were used by the Operations on the Closing Date, but will indemnify and hold NXP and its Affiliates harmless from any costs, damage or liability for third party claims against NXP and its Affiliates arising out of the use of such part numbers by DSPG and its Affiliates after the Closing Date, but only to the extent that NXP and its Affiliates would not otherwise have been liable for such claims if DSPG and its Affiliates had not used such part numbers after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

9	IMPROVEMENTS

9.1	Any intellectual property rights, ownership rights and similar rights in modifications and alterations to NXP Know How, NXP Software, [*] Technology, Business Know-How or Business Software, in whatever form and of whatever nature, developed by each Party and/or its Affiliates shall be exclusively vested in such Party.

9.2	Subject to clause 9.3, DSPG and its Affiliates cannot and shall not assert rights in modifications or alterations made by DSPG and/or its Affiliates to NXP Know How, NXP Software and [*] Technology against NXP, any of its Affiliates or customers or sub-contractors of NXP, the latter to the extent they perform work on behalf of NXP. Subject to clause 9.3, NXP and its Affiliates cannot and shall not assert rights in modifications or alterations made by NXP and/or its Affiliates to Business Know How and Business Software against DSPG, any of its Affiliates or customers or sub-contractors of DSPG, the latter to the extent they perform work on behalf of DSPG.

9.3	Neither Party nor any of its Affiliates shall be precluded or otherwise restricted in any way from asserting any rights owned by such Party or any of its Affiliates against the other Party, any of its Affiliates or their customers or sub-contractors if the other Party, any of its Affiliates or any of their customers or sub-contractors improperly obtains any of the foregoing items, or if the other Party, any of its Affiliates or any of their customers or sub-contractors uses, modifies, distributes or otherwise exploits such items in a manner not permitted under this Agreement.

10	CONFIDENTIAL INFORMATION

Without prejudice to the exercise of rights granted in clauses 2.1.3, 5.1.3 and 6.1.3, all Assigned IP shall be deemed to be confidential information of DSPG for the purposes of clause 17.2.2(a) of the SBSA.

11	PERPETUAL CLAUSE

In addition to the conditions expressly set forth elsewhere in this Agreement, the assignment and transfer of any Assigned IP pursuant this Agreement to DSPG Switzerland is subject to the obligation of DSPG to:

(i)	[*];

(ii)	in the event that (a) any of such rights is pledged or otherwise encumbered, (b) DSPG Switzerland is under the obligation to register, or otherwise intends to register, such pledge at the relevant authorities, and (c) the license retained by NXP and its Affiliates cannot be secured in the registration of the pledge, register such license at the relevant authorities prior to registering such pledge.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

12	NON-COMPETE

12.1	Non-Compete NXP

NXP and its Affiliates as of the Effective Date undertake to, for a period of [*] as of the Closing Date, (save as holder of the securities in a listed company or securities held for investments purposes only and which confer [*] which could normally be cast at a general meeting of such company) not be concerned in, or carry on or intentionally assist any third parties with the objective to carry on, any residential Cordless and VoIP Telephony Applications business (including product design, manufacturing, sales or licensing), which shall, for the avoidance of doubt, [*].

12.2	Acquired Business

The restrictions in clause 12.1 shall not apply (or as the case may be shall cease to apply) insofar as and to the extent that NXP or any of its subsidiaries after the Closing Date acquires any company or business and, as a result of that acquisition, acquires a company or business which falls within the terms of clause 12.1 (the “Relevant Interest”) provided that the Relevant Interest is [*] of the company or business acquired.

12.3	Business at Closing Date

The restrictions in clause 12.1 shall not prevent NXP from carrying on the business or range of business carried on by NXP (excluding the Operations) at the Closing Date.

12.4	Independency of Restrictions

Each of the restrictions in this clause 12 shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restrictions were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

12.5	Acquirer

For the avoidance of doubt, if NXP is acquired (whether by merger, acquisition or otherwise) by any Person who is not an Affiliate of NXP (“the Acquirer”), [*].

13	REPRESENTATIONS AND WARRANTIES

13.1	Full Right and Title

NXP represents and warrants that it has full title, right and authority to assign the Assigned IP and grant the licenses under and/or covenants not to assert the Licensed IP as set forth in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

13.2	Full Force and Effect

NXP represents and warrants that, to the best of its knowledge, the Business Patents, Trademarks and Domain Names are subsisting and in full force and effect, have been properly maintained (and all fees have been paid and all necessary filings have been properly made) and, where necessary, renewed, and have not been abandoned or passed into the public domain at Closing Date. NXP represents and warrants that, to the best of its knowledge, the Business Patents, Trademarks and Domain Names are free from claims of ownership by any third party.

13.3	No Claims

NXP represents and warrants that, to the best of its knowledge, no administrative action, lawsuit, arbitration proceeding or similar action has been brought or threatened in writing, against NXP or its Affiliates and no unresolved claim received from any third party in writing exists, alleging infringement of any ownership right in connection with any of the Assigned IP or Licensed IP.

13.4	No Exclusive Licenses

Without prejudice to the provisions of this clause 13, NXP represents and warrants that it and its Affiliates have not granted any exclusive licenses under any of the Assigned IP or Licensed IP that would prohibit or limit DSPG from exercising the rights granted to it under this Agreement.

14	DISCLAIMER

The Parties acknowledge and agree that, except for the explicit representations and warranties contained in this Agreement, the assignments made and licenses granted by NXP or its Affiliates hereunder, and the licenses granted by DSPG Switzerland, are made on an “as is” basis and that neither Party makes and each Party as of the Effective Date expressly disclaims any other express or implied representation or warranty (including, without limitation, any implied warranties of merchantability, fitness for a particular purpose, title, enforceability or non-infringement or any implied warranty). The representations and warranties set forth in this Agreement are in lieu of, cancel and supersede any prior representations or warranties given by or on behalf of either Party or its Affiliates or any of their respective representatives or agents or any other Person at any occasion, whether in writing or verbally, express or implied, if any (except for the representation and warranties set forth in the SBSA and Ancillary Agreements). Further, the Parties acknowledge and agree that, except as expressly set forth in this Agreement, neither NXP nor its Affiliates shall have any obligation under this Agreement to maintain or support any Patents or Know-How or to provide any upgrades or enhancements thereto to DSPG or its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

15	SBSA

Any claim for a breach of any covenants or undertakings of NXP or its Affiliates hereunder or of any of the representations and warranties contained in this Intellectual Property Agreement shall only be enforceable against NXP or its Affiliates in accordance with the provisions of the SBSA and liability, and limitations on such liability, in respect of any breach of such covenants, agreements, representations and warranties shall be determined solely in accordance with the terms of the SBSA.

16	TERMINATION

This Agreement may not be terminated by either Party.

17	ASSIGNMENT AND CHANGE OF CONTROL

17.1	Neither Party shall have the right to assign, sell, transfer, delegate or otherwise dispose of this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that each Party may assign this Agreement, together with all of its rights or obligations under this Agreement, and/or any licenses granted under this Agreement without the prior written consent of the other Party, to any of its Affiliates.

17.2	In the case of a divestment or other transfer (be it in the form of a merger, consolidation, corporate reorganization, sale of assets or like event) involving all or substantially all of the then-remaining assets or business of (i) the Continued Operations or (ii) DSPG to any third party, all rights (other than assigned rights) granted under this Agreement to DSPG will terminate. At the request of DSPG, NXP will grant equivalent licence rights to such third party for the purpose of operating the then-remaining assets or business of the Continued Operations. Such licence rights shall be non-transferable, non-exclusive, irrevocable, world-wide, fully paid-up and royalty-free and of the same scope and subject to the same conditions as the licenses granted pursuant to this Agreement, provided however that such license rights (i) shall only be under those rights that are licensed to DSPG and its Affiliates pursuant to this Agreement at the moment of divestment and which are relevant to the divested company’s business, and (ii) shall be limited to the business so divested and not extend to any business, operation or activity with which it is or becomes combined, merged or that otherwise grows “unnaturally”.

18	MISCELLANEOUS

18.1	No licenses are granted except those expressly granted under this Agreement.

18.2	Nothing contained in this Agreement shall be deemed or construed to constitute or create a partnership, association, joint venture or other agency between the Parties.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

18.3	No variation of this Agreement shall be binding upon either Party unless made by a written instrument, signed by an authorized signatory of each of the Parties.

18.4	All notices or other communications hereunder shall be given in accordance with clause 17.11 of the SBSA.

18.5	The headings of this Agreement are for convenience purposes only and do not constitute a part of this Agreement and shall not be construed to limit or change any of the provisions hereof.

18.6	The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

18.7	The provisions of this Agreement that by their nature are intended to survive termination or expiration of this Agreement shall so survive.

18.8	Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other expenses incidental to this Agreement and the consummation of the transactions contemplated thereby.

18.9	This Agreement and the documents to be entered into pursuant to it, save as expressly otherwise provided therein, shall be governed by and construed in accordance with the laws of Switzerland (excluding the conflict of law provisions of the Swiss Federal Act on International Private Law and international treaties, in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980). Any action or proceeding in respect of any claim arising out of or related to this Agreement shall be solely conducted by NXP, DSPG Parent and DSPG in accordance with the procedure provided in clause 18 of the SBSA.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

As witness, the Parties have caused this Intellectual Property Agreement to be signed by their duly authorised representatives.

DSP GROUP LTD.

/s/ Eli Ayalon		/s/ Dror Levy
By:	Eli Ayalon	By:	Dror Levy
Title:	Chief Executive Officer	Title:	Chief Financial Officer
Date:	September 4, 2007	Date:	September 4, 2007

NXP SEMICONDUCTORS NETHERLANDS B.V.

/s/ Theo Claasen
Name:	Theo Claasen
Title:	Executive Vice President, Business Development
Date:	September 4, 2007

Parent Guarantee of DSP Group, Inc.

DSP Group, Inc., a company incorporated under the laws of the State of Delaware, United States of America, having its address at 2580 North First Street, Suite 460, San Jose, CA 95131, United States of America, hereby:

(i) as a separate and independent obligation, unconditionally and irrevocably guarantees to NXP, and shall be jointly and severally liable, as co-principal debtor to NXP for the due and punctual performance and observance by DSPG of all its obligations under or pursuant to clauses 10 and 11 of this Agreement (the “Guaranteed Obligations”); and

(ii) agrees to indemnify, defend and hold harmless NXP and, as an irrevocable third party stipulation, all other members of NXP’s group against all Losses (as defined in the SBSA) which any of same may suffer through or arising from any breach by DSPG of the Guaranteed Obligations.

DSP GROUP, INC.

/s/ Eli Ayalon		/s/ Dror Levy
By:	Eli Ayalon	By:	Dror Levy
Title:	Chief Executive Officer	Title:	Chief Financial Officer
Date:	September 4, 2007	Date:	September 4, 2007

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

Schedule 1 Business Patents

[*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

Schedule 2 Product Catalogue

[*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

Schedule 3 Trademarks and Domain Names

[*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

Schedule 4 Deed of Transfer Business Patents

[*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

Schedule 5 Deed of Transfer Trademarks and Domain Names

[*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

Schedule 6 [*]

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.